UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2014 (September 10, 2014)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 FISKE PLACE OXNARD, CALIFORNIA 93033
(Address of Principal Executive Offices, Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2014, the Board of Directors of Clean Diesel Technologies, Inc. (the “Company”) consolidated the offices held by each of Christopher J. Harris and David E. Shea. Effective September 10, 2014, Mr. Harris will continue to hold the offices of President and Chief Executive Officer, but will cease to hold the offices of Chief Operating Officer and Vice President, Integrated Supply Chain and Research and Engineering. Mr. Shea will continue to hold the offices of Chief Financial Officer and Treasurer, but will cease to hold the offices of Vice President of Finance and Corporate Controller. Each of Mr. Harris’ and Mr. Shea’s duties, responsibilities, and compensation remain unchanged as a result of consolidation of their offices. The Company has eliminated the offices formerly held by Messrs. Harris and Shea.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

September 16, 2014	By:	/s/ David E. Shea
Name: David E. Shea
Title: Chief Financial Officer